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                                                                   EXHIBIT 10.58

                     FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT
                     ---------------------------------------

         THIS FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT, is made and entered into as of the 19th day of November, 2001, by and between MIKOHN GAMING CORPORATION ("MIKOHN") and DONALD W. STEVENS ("Employee").

                              W I T N E S S E T H:

         WHEREAS, MIKOHN and Employee deem it to be in their respective best interests to amend that certain Employment Agreement, as amended, entered into as of June 10, 1996, between MIKOHN and Employee (the "Agreement").

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

         1. The term of employment specified in Section 1 shall be extended to December 31, 2006.

         2.       The following shall be added as Section 6(f):

                  f.     Compensation After Termination of Employment. Except as
                         --------------------------------------------
         set forth in this Section 6(f), this Agreement may not be terminated by MIKOHN without good cause. Upon termination of employment by Employee or for good cause, Employee's compensation provided herein shall cease and terminate without any further right of Employee to any further compensation or consideration by reason of his employment with MIKOHN hereunder. Employee may be terminated without good cause only with the approval of the President and the Chairman of the Board of Directors. In the event Employee is terminated without good cause, Employee's stock option rights shall remain in full force and effect and, in addition, MIKOHN shall pay to Employee the greater of [1] a sum equal to Employee's Base Salary for the most recent calendar year or [2] a sum equal to the Base Salary payable to Employee over the remaining term of this Agreement. Any sum payable under this Section shall be paid in full upon the effective date of the termination of the employment relationship between MIKOHN and Employee. Upon the expiration of this Agreement without renewal by MIKOHN, MIKOHN shall pay to Employee a sum equal to Employee's Base Salary for the most recent calendar year. Said sum shall be paid in full upon the effective date of the termination of the employment relationship between MIKOHN and Employee. Except as provided, in this Section 6(f) Employee expressly waives all rights and remedies, legal and equitable, arising from or related to any alleged breach of this Agreement by MIKOHN.

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                  IN WITNESS WHEREOF, the parties hereto have read, understood, and voluntarily executed this Fifth Amendment to Employment Agreement as of the day and year first above written.

EMPLOYEE                                         MIKOHN GAMING CORPORATION

/s/ Donald W. Stevens                            By /s/ Charles H. McCrea
------------------------------                     -----------------------
DONALD W. STEVENS

                                                 Title: Secretary
                                                       -------------------

Date:________________________                    Date:____________________

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